Exhibit 5.1

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

October 4, 2010

Board of Directors
FLM Minerals Inc.
14-8 No. 58 Haidian Road
Haidian District
Beijing F4 100086

RE:	FLM MINERALS INC. Post Effective Amendment No. 1 Form S-1 Registration Statement SEC File No.: 333-140933

Gentlemen:

I have acted as counsel for FLM MINERALS INC., a Nevada company (the “Company”), in connection with the preparation of a Post Effective Amendment No. 1 to Form S-1 Registration Statement (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain shareholders of 906,300 common shares,  $0.00001 par value per share,  of the Company’s common stock  (the “Shares”) at an offering price of $0.30 per share.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion.  In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.  I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Board of Directors
FLM Minerals Inc.
RE:	FLM MINERALS INC. Post Effective Amendment No. 1 Form S-1 Registration Statement
October 4, 2010
Page 2

 Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1.	The Company is a corporation duly organized and validly existing under the laws of Nevada.

2.	The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak